UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to 14a-12

THE L.S. STARRETT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE L.S. STARRETT COMPANY

121 Crescent Street

Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 26, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Thursday, October 26, 2006 at 2:00 p.m. for the following purposes:

1.	To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

2.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 18, 2006 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

STEVEN A. WILCOX, Clerk

Athol, Massachusetts

October 2, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET

ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about October 2, 2006 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Thursday, October 26, 2006 at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 18, 2006 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 5,661,492 shares of Class A Common Stock (the “Class A Stock”) and 1,013,397 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I. ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven and designated Ralph G. Lawrence, Antony McLaughlin and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett and Robert L. Montgomery, Jr. to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class II Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages of the nominees for director proposed by the management, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class II — Director to be elected by Class A Stockholders:

Robert L. Montgomery, Jr. (68)	Until retirement in 2004, Executive Vice President, Chief Financial Officer and director of Columbus McKinnon Corporation, Amherst, New York, a public company and a designer and manufacturer of material handling products, systems and services.	2004

Class II — Directors to be elected by Class A and Class B Stockholders:

Douglas A. Starrett (54)	Since September 2001, President and Chief Executive Officer of the Company; prior to September 2001, President of the Company.	1984

The following table sets forth the names and ages of the Class I and Class III Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class I Directors:

Ralph G. Lawrence (63)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades.	2003	2008

Antony McLaughlin (77)	President, Starrett Industria e Comercio Ltda. (Brazil), a wholly-owned subsidiary of the Company.	2002	2008

Stephen F. Walsh (60)	Since 2005, Senior Vice President Operations of the Company. From 2003 to 2005, Vice President Operations of the Company. Prior to 2003, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products.	2005	2008

Class III Directors:

Richard B. Kennedy (63)	Since 2004, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products.	1996	2007

Terry A. Piper (61)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center.	2003	2007

Mr. McLaughlin’s total compensation from the Company for fiscal 2006, which ended on June 24, 2006 was approximately $200,000. Within the last five years, Mr. Kennedy served as the executive vice president and a director of GlobalBA.com. When GlobalBA.com was not able to secure a second round of financing, it made an assignment for the benefit of its creditors.

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Montgomery and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

GENERAL INFORMATION RELATING TO THE BOARD

OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held four regular and two special meetings during fiscal 2006. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2006. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2005 Annual Meeting, which was held on October 12, 2005.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. During fiscal 2006, there were eight meetings of the Audit Committee, one meeting of the Compensation Committee, one meeting of the Corporate Governance and Nominating Committee, and no meetings of the Executive Committee.

During fiscal 2006, the members of the Audit Committee were Messrs. Kennedy, Lawrence and Montgomery. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “Relationship with Independent Auditors” below. The Board has adopted a written charter for the Audit Committee, which is attached as Annex A to this Proxy Statement and is available on the Company’s web site at www.starrett.com.

The members of the Compensation Committee during fiscal 2006 were Messrs. Kennedy, Piper and Lawrence. The function of the Compensation Committee is to review the salaries of key management personnel and to set the Chief Executive Officer’s salary. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2006 were Messrs. Kennedy, Lawrence, Montgomery and Piper. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s web site at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s web site at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a

“Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

Members of the Executive Committee during fiscal 2006 were Messrs. Starrett, Kennedy and Walsh. The Executive Committee may exercise most Board powers during the period between Board meetings.

During fiscal 2006, directors who were not employees of the Company received an annual retainer fee of $10,000 payable in quarterly installments and a fee of $1,000, plus expenses, for each Board and Committee meeting they attended. For fiscal 2007, the annual retainer fee and the Committee meeting fee remain the same as during fiscal 2006. Only one meeting attendance fee is paid for attending two or more meetings on the same day. Non-employee directors may elect to defer part or all of their director’s fees, in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

A. Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. The Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange. Further, Mr. Montgomery is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee is chaired by Mr. Montgomery, who is a certified public accountant and has served as Chief Financial Officer of a public company.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing opinions on both the effectiveness of controls and management’s assertion as to this effectiveness. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal year 2006, management, Deloitte & Touche and the Audit Committee met two times, including meetings to discuss the Company’s first two quarterly earnings reports and financial statements prior to each public release of such reports or statements. After the change in the Company’s auditors in February 2006 Grant Thornton, and the Audit Committee met five times including meeting to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2006, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

•	review and discuss the audited financial statements with the Company’s management;

•	discuss with Grant Thornton, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	discuss with Grant Thornton its independence and receive from Grant Thornton the written disclosures and letter required by Independence Standards Board Standard No. 1.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Deloitte & Touche is compatible with maintaining the auditor’s independence.

Audit Committee

Robert L. Montgomery, Jr., Chairman

Richard B. Kennedy

Ralph G. Lawrence

September 21, 2006

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B. Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal year ended June 25, 2005, by the Company’s independent auditors, Deloitte & Touche and the approximate aggregate fees billed to the Company for the fiscal year ended June 24, 2006 by the Company’s newly appointed independent auditors, Grant Thornton. Fiscal 2006 audit fees include $34,000 billed by Deloitte & Touche for the first two quarterly reviews:

Fee Category	Fiscal 2005 Fees	Fiscal 2006 Fees
Audit Fees	$800,000	$1,130,000
Audit-Related Fees	20,000	15,000
Tax Fees	50,000	18,000
All Other Fees	5,000	7,000

Total Fees	$875,000	$1,170,000

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche and Grant Thornton in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2006 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

“Audit-Related Fees” were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits and consultations concerning financial accounting and reporting matters not classified as audits.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above.

No fees were paid to Deloitte & Touche or Grant Thornton for financial information systems design or implementation services during fiscal 2005 or 2006.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement for the provision of certain services set forth in a detailed list subject to a specified dollar limit per service which range from $5,000 to $100,000, depending on the service. The services set forth in the list have been identified in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved service list. Pursuant to the policy, the Audit

Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditors report to the Audit Committee the fees for any services performed under this pre-approval policy.

C. Compensation Committee Report

During fiscal 2006, the Compensation Committee of the Company was chaired by Richard B. Kennedy. The members of the Committee are Messrs. Kennedy, Lawrence and Piper. The Committee operates in accordance with the written charter adopted by the Board of Directors and reviewed annually by the Committee. We are responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers.

Setting compensation is not done by strict formula. It is a subjective judgment based on a number of factors as follows. We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate. We look at how both stockholders and employees at all locations have fared during these periods. In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margin, which are key indicators of stockholder value. We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers do not have employment contracts, and compensation is primarily made up of base salary and bonus. We make a judgment based on the above listed considerations and on competitive compensation at companies of similar size and in similar fields. We also draw on our knowledge of the market cost of any executive who might have to be replaced. Our executive compensation lags competitive pays for comparable positions by most any measure. There is a need to close this gap through base pay increases and performance based incentive plans in order to retain and attract qualified management talent.

The variable pay for the executive officers who have Company-wide responsibility is the bonus plan. This plan is based upon the return on equity and the net margin on sales. No bonuses are awarded unless certain minimums are exceeded. The combined minimums for return on equity and net margin on sales were not achieved during fiscal 2006 and, as a result, there were no bonuses paid for the year.

There are also long-term incentives for everyone in the Company, including the executive officers, to own Company stock. This is available by way of a 401(k) plan and stock purchase plans approved by stockholders. The Company does not have special perks for executives that are not available to everyone in the Company, and we maintain a common sense relationship between executive pays and average pays.

In fiscal 2006, sales increased 3%, but the Company recorded a loss of $3.8 million from operations. The major factor contributing to our loss has been the relocation, restructuring, and closure of the Evans Rule Division’s Charleston facility and start up of the Division’s Dominican Republic operations. Sales increased despite a drop of $5.2 million in sales from Sears and were achieved in both the international market and our industrial sales channels domestically. During the year, the Company acquired the assets of Tru-Stone Technologies, Inc., which we expect will be accretive to earnings in fiscal 2007.

This year’s financial performance does not warrant any significant changes to executive compensation. However, in reviewing executive pays the Committee felt it was appropriate to consider and recognize Mr. Hylek’s contribution to the management team and Mr. Aspin’s efforts in the sales area. As a result, base salary increases were awarded to these two individuals in the aggregate amount of $12,000. All other executive pays were held at the same level as the prior fiscal year.

There were no bonuses awarded any executive officers with Company-wide responsibility during or related to this fiscal year.

Compensation Committee

Richard B. Kennedy, Chairman

Ralph G. Lawrence

Terry A. Piper

June 6, 2006

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2006, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor is any officer of the Company a member of the compensation committee (or similar body) for any employer of the Company’s Compensation Committee members.

D. Remuneration

The following table sets forth on an accrual basis the annual and long-term compensation for the last three fiscal years with respect to the Executive Officers (including one former Executive Officer) of the Company:

		Annual Compensation ($)		Long-Term Compensation
Name and Position	Fiscal Year	Salary	Bonus/ Profit Sharing	Options	All Other Compensation ($) (1)
Douglas A. Starrett President, Chief Executive Officer and Director	2004 2005 2006	270,000 300,000 300,000	—	300 400	4,000 4,580 4,667

Anthony M. Aspin Vice President Sales	2004 2005 2006	120,000 120,000 120,000	— 8,400	567 —	2,000 2,000 2,304

Stephen F. Walsh Senior Vice President Operations and Director	2004 2005 2006	135,000 160,000 185,000	— —	1,307 1,870	2,250 2,660 3,083

Randall J. Hylek Treasurer and Chief Financial Officer (2)	2005 2006	35,000 150,000	—	—	— 1,667

Roger U. Wellington, Jr. (3)	2004 2005 2006	162,000 180,000 24,854	—	—	2,700 3,000 —

(1)	Consists of the market value of the one-third matching shares allocated under the Company’s 401(k) Savings Plan.
(2)	Mr. Hylek has been an employee of the Company since April 2005 and was elected Treasurer and Chief Financial Officer of the Company effective June 1, 2005.
(3)	Mr. Wellington retired as Vice President, Treasurer and Chief Financial Officer of the Company effective June 1, 2005, but remained an employee of the Company until July 1, 2005.

E. Retirement Plan

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the “ESOP”). See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

A special benefit formula applies under the Retirement Plan for eligible employees of the Company’s Evans Rule subsidiary. Under this special formula, participants earn credits to an account equal to 4% per month of monthly compensation (as determined under the Retirement Plan) up to $1,000 and 8% of any additional monthly compensation, plus interest credits as determined under the Retirement Plan. The benefit payable under this special formula is payable as an annuity that is the actuarial equivalent (as determined under the Retirement Plan) of the vested account balance, or as a lump sum. Any Evans Rule employee who has a period of service at the E.R. Rule Company of Puerto Rico, Inc. on or after November 1, 2004 is fully vested in his or her special benefit. In general, the special benefit formula, when it applies, is in lieu of the general Retirement Plan benefit formula and is not subject to any offset for benefits earned under the ESOP.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $220,000 for the plan year beginning on July 1, 2006) and annual annuity benefits may not exceed a specified dollar limit (currently $175,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 24, 2006, under the Retirement Plan and SERP the credited years of service of certain executive officers of the Company and their credited salaries as of such date were as follows: Douglas A. Starrett—28 1/2 years, $300,000; Randall J. Hylek— 1/2 year, $150,000; Anthony M. Aspin—14 1/2 years, $120,000; and Stephen F. Walsh—3 1/2 years, $160,000.

The following table sets forth estimates of the pre-offset formula benefit amount for employees in various salary and years-of-service categories, calculated as a benefit payable as if an employee retired in 2006 at age 65. In the case of any employee with a vested account balance under the ESOP, the formula benefit amount under the Retirement Plan would be subject to offset by 90% of the annuity value of the ESOP vested account balance, but no deduction would be made for Social Security benefits or other offset amounts. The estimated benefit amounts set forth below are calculated under the general Retirement Plan benefit formula, not the special benefit formula for Evans Rule employees.

PENSION PLAN TABLE

	Years of Credited Services
Average Annual Earnings	15	20	25	30	35
$100,000	$22,205	$29,607	$37,008	$44,410	$51,811
125,000	28,580	38,107	47,633	57,160	66,686
150,000	34,955	46,607	58,258	69,910	81,561
175,000	41,330	55,107	68,883	82,660	96,436
200,000	47,705	63,607	79,508	95,410	111,311
225,000	54,080	72,107	90,133	108,160	126,186
250,000	60,455	80,607	100,758	120,910	141,061
275,000	66,830	89,107	111,383	133,660	155,936
300,000	73,205	97,607	122,008	146,410	170,811
325,000	79,580	106,107	132,633	159,160	185,686
350,000	85,955	114,607	143,258	171,910	200,561
375,000	92,330	123,107	153,883	184,660	215,436

F. Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains an ESOP, established in 1984, and a 401(k) Savings Plan, established in 1986. Both plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

As drafted, the ESOP covers all domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of Common Stock in the ESOP have been allocated to participant accounts, and future ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their account balance, if any, under the ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Retirement Plan” above.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”) an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan. Matching contributions to the 401(k) Savings Plan are required to be invested in the Company stock fund until the Participant has attained age 59 1/2. Other Plan accounts, including salary deferral contributions, held for the benefit of the Participant are diversifiable.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

Diversifiable portions of a Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For the last three fiscal years (2004, 2005 and 2006), Company matching contributions for all executive officers of the Company as a group were $46,234 and for all employees of the Company as a group were $938,732.

G. Employees’ Stock Purchase Plan

The Company currently has in effect for the benefit of eligible employees the 2002 Employees’ Stock Purchase Plan (the “2002 Plan”) to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. At June 24, 2006, there were 1,082 employees eligible to participate in the 2002 Plan. The 2002 Plan was approved by stockholders at the Company’s 2002 Annual Meeting. The option price to purchase shares of the Company’s Common Stock is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The Company also sells treasury shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

The following table sets forth information regarding options for shares of the Company’s Common Stock under the terms of the Company’s stock purchase plans for the Executive Officers of the Company:

OPTION GRANTS IN LAST FISCAL YEAR

	Class of Stock and Number of Options Granted	As % of Total Employee Grants	Price ($) at Grant Date	Exercise Price ($) (1)	Expiration Date	Grant Date Value ($) (2)
Douglas A. Starrett	200 Class B	1.1	18.35	15.60	11/15/07	1,000
	250 Class B	1.0	13.75	11.69	6/12/08	1,000

Anthony M. Aspin	—	—	—	—	—	—

Stephen F. Walsh	769 Class B	4.2	18.35	15.60	11/15/07	3,800
	1,026 Class B	4.3	13.75	11.69	6/12/08	4,000

Randall J. Hylek	3,076 Class B	16.7	18.35	15.60	11/15/07	15,000

(1)	Exercise price represents 85% of market price on dates of grant. Exercise price will be 85% of market price on date of exercise, if lower.
(2)	Based on the Black-Scholes option pricing model (assuming volatility of 29% and interest at 3.0% to 4.8%).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END VALUES

	Number of Shares Acquired	Value ($) Realized	Number of Unexercised Options at Fiscal Year End (None Exercisable)	Value ($) of Unexercised In-The-Money Options at Fiscal Year End (None Exercisable)
Douglas A. Starrett	300	1,441	850	—
Anthony M. Aspin	—	—	—	—
Stephen F. Walsh	1,307	4,319	3,665	—
Randall J. Hylek	—	—	3,079	—

H. Stock Performance Graph

The following graph sets forth information comparing the cumulative total return to holders of the Company’s Common Stock over the last five fiscal years with (1) the cumulative total return of the Russell 2000 Index (“Russell 2000”) and (2) a peer group index (the “Peer Group”) reflecting the cumulative total returns of certain small cap manufacturing companies as described below. The Company’s Peer Group consists of: Badger Meter, Inc., Baldor Electric Co., Chicago Rivet & Machine Co., Cuno Inc., The Eastern Company, Esco Technologies Inc., Federal Screw Works, National Presto Industries, Inc., Park-Ohio Holdings Corp., Penn Engineering & Manufacturing Corp. (through 2004), Regal-Beloit Corp., Tecumseh Products Co., Tennant Co. and WD-40 Co.

	BASE	FY2002	FY2003	FY2004	FY2005	FY2006
STARRETT	100.00	128.00	68.60	87.75	101.36	77.80
RUSSELL 2000	100.00	91.33	89.83	119.80	131.12	150.23
PEER GROUP	100.00	115.90	110.05	132.90	165.64	204.86

I. Security Ownership of Certain Owners and Management

1. Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 18, 2006 by the Directors, the Executive Officers (including one former Executive Officer and Director) and all Directors and Executive Officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Douglas A. Starrett(2)	Class A Class B	27,039 64,646	* 6.4

Anthony M. Aspin(3)	Class A Class B	1,973 315	* *

Stephen F. Walsh(4)	Class A Class B	2,176 2,602	* *

Randall J. Hylek(5)	Class A Class B	109 —	— —

Antony McLaughlin	Class A Class B	200 —	— —

Richard B. Kennedy(6)	Class A Class B	125 —	* —

Ralph G. Lawrence	Class A Class B	100 —	— —

Robert L. Montgomery, Jr.	Class A Class B	1,000 —	* —

Terry A. Piper	Class A Class B	200 —	* —

All Directors and Executive Officers (as a Group 9 persons)	Class A Class B	32,922 67,563	* 6.7

*	Less than one percent (1%)
(1)	Shares are held with sole voting and investment power except as indicated below.
(2)	Includes 6,550 Class A and 21,466 Class B shares held with shared voting and investment power and 15,340 Class A and 1,826 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the ESOP except for 3,681 Class A and 1,545 Class B shares allocated to Mr. Starrett’s ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.
(3)	Includes 18 Class A shares with shared voting and investment power and 1,955 Class A and 315 Class B shares with sole voting power only.
(4)	Includes 1,400 Class A shares and 2,602 Class B shares held with shared voting and investment power and 776 Class A shares and 19 Class B shares with sole voting power only.

(5)	Mr. Hylek was elected Chief Financial Officer and Treasurer effective upon Mr. Wellington’s retirement from those positions on June 1, 2005. 124 Class A shares and 3 Class B shares with sole voting power only. Does not include shares of Common Stock held by Mr. Hylek as Trustee under the ESOP. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.
(6)	Shares are held with shared voting and investment power.

2. Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s Common Stock as of August 18, 2006.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Private Capital Management, L.P.(1) 3003 Tamiami Trail North Naples, FL 34103	Class A Class B	699,267 —	12.4 —

Brandes Investment Partners, LLC(2) 11988 El Camino Real, Suite 500 San Diego, CA 92130	Class A Class B	376,856 —	6.7 —

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, NY 10019	Class A Class B	444,000 —	7.8 —

Counsel Trust Company(4) dba Mid-Atlantic Trust Company The Times Building 336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class A Class B	572,172 13,770	10.1 1.4

Harold J. Bacon, Douglas A. Starrett and Randall J. Hylek, as Trustees under The L.S. Starrett Company’s Employees Stock Ownership Plan(5) c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class A Class B	553,975 236,472	9.8 23.3

Douglas A. Starrett(6) c/o The L.S. Starrett Company 121 Crescent Street Athol, MA 01331	Class A Class B	27,039 64,646	* 6.4

*	Less than one percent (1%)
(1)	Share information is based upon information set forth in the Schedule 13F for the Quarter ended June 30, 2006 filed by Private Capital Management, L.P. (“Private Capital”) with the Securities and Exchange Commission (“SEC”) on

August 15, 2006. Bruce S. Sherman is the CEO of Private Capital and Gregg J. Powers is the President of Private Capital. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by Private Capital’s clients and managed by Private Capital. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by Private Capital’s clients and disclaim the existence of a group.

(2)	Share information is based upon information set forth in the Schedule 13F for the Quarter ended June 30, 2006 filed by Brandes Investments Partners LLC with the SEC on August 15, 2006. Shares are held with sole voting and dispositive power.
(3)	Share information is based upon information set forth in a Schedule 13F for the Quarter ended June 30, 2006 filed by Royce & Associates, LLC with the SEC on August 4, 2006.
(4)	Counsel Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Counsel Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.
(5)	Harold J. Bacon, Douglas A. Starrett and Randall J. Hylek in their capacity as Trustees under the ESOP (the “ESOP Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOP. The ESOP Trustees disclaim beneficial ownership of the ESOP shares except with respect to their own vested shares in the ESOP.
(6)	See Note 2 under “Security Ownership of Management” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2006 by such directors and officers.

II. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 24, 2006, Grant Thornton was engaged to perform the annual audit. Deloitte & Touche was dismissed on February 4, 2006. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

The Company presently expects to engage Grant Thornton as auditors for the 2007 fiscal year, but the selection will not be made until the October 2006 meeting of the Company’s Board of Directors to be held after the Annual Meeting of Stockholders.

III. GENERAL

A. Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this proxy statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors (Section I).

B. Stockholder Communication with the Board of Directors.

Stockholders can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Clerk will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by the chair of the Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board, or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds; and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication.

C. Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D. Submission of Stockholder Proposals

Stockholder proposals for inclusion in the Company’s proxy statement for its 2007 Annual Meeting under the SEC’s rules must be received by the Company no later than May 24, 2007.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2007 Annual Meeting, other than one that will be included in the Company’s proxy statement, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E. Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO MELLON INVESTOR SERVICES LLC, THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

October 2, 2006

APPENDIX A

Charter of the Audit Committee

of the

Board of Directors

of

The L.S. Starrett Company

Adopted June 4, 2003

I.	Purpose and Function

The function of the Audit Committee (the “Committee”) is oversight. The Committee shall assist in the Board of Directors’ oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditor and (v) the Company’s system of disclosure control and system of internal controls. In addition, the Committee shall be solely responsible for appointing and overseeing the independent auditor and preparing the report required to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management and the independent auditor. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors). The Committee has the authority to retain legal, accounting or other experts that it deems appropriate to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor and the Company shall provide appropriate funding for the payment of such compensation.

II.	Composition and Meetings

The Committee shall consist of not less than three members appointed by the Board of Directors of the Company. Committee members may be removed by the Board of Directors in its discretion. Members of the Committee shall each satisfy the independence, financial literacy, and other requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange as such requirements are interpreted by the Board of Directors in its business judgment.

The Board of Directors will appoint a chairperson of the Committee, who shall preside over the meetings of the Committee. In the absence of the chairperson of the Committee, the members of the Committee may appoint any other member to preside.

The Committee shall hold at least four regularly scheduled meetings per year and shall hold such special meetings as circumstances dictate. The Committee shall periodically, but in no event less than twice a year, meet separately with management, the independent auditor, and those responsible for the internal audit function to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately, including results of internal and external audit examinations. The Committee shall report regularly to the Board of Directors. No member of the Committee may sit on more than three separate audit committees unless the Board of Directors determines that such simultaneous service does not impair the ability of the director to effectively serve on the Committee.

III.	Duties and Proceedings of the Audit Committee

The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

A.	Oversight of Independent Auditor:

1.	Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

2.	Pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

3.	Receive formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters set forth in Independence Standards Board Standard No. 1; and if so determined by the Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

4.	At least annually, receive a report from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

B.	Oversight of Audit Process and Company’s Legal Compliance:

1.	Review with internal auditors, if any, and independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with internal auditors and independent auditor any difficulties with audits and managements’ response.

2.	Review and discuss with management, internal auditors, if any, and independent auditor the Company’s system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

3.	Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and review any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.	Review and discuss with management and the independent auditor the annual and quarterly financial statements and MD&A of the Company for the reports filed on Forms 10-K and 10-Q. Discuss results of the annual audit and quarterly reviews and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Discuss with management and independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

5.	Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases, the President’s letter to shareholders and earnings guidance provided to analysts and rating agencies.

6.	Discuss with management and independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

7.	Review with management the systems relating to compliance with laws, rules, regulations and Company policies.

8.	Review material pending legal proceedings involving the Company and other contingent liabilities.

9.	In connection with and prior to giving their required certifications, the CEO and CFO must disclose to the auditors and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

10.	Discuss with independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

11.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

C.	Other Responsibilities:

1.	Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

2.	Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

3.	Report recommendations to the Board on a regular basis and present to the Board of Directors an annual performance evaluation of the Committee.

4.	Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers.

The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable, in accordance with the terms of the trusts.	Mark Here if you have made an Address Change or Comments on the Reverse Side	☐

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING

PROPOSAL AS SET FORTH IN THE PROXY STATEMENT:

1. ELECTION OF DIRECTORS:			This instrument delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this instrument.

NOMINEES: Class A Stockholders: (01) Robert L. Montgomery, Jr.	FOR ALL (except as marked to the contrary)	WITHHELD FOR ALL

Class A and B Stockholders: (02) Douglas A. Starrett	☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE ENCLOSED ENVELOPE

For all nominees except as noted on line above

Signature ________________________	Date _____________________	Signature ______________________	Date ___________________

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

<  FOLD AND DETACH HERE >

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/scx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PROXY

THE L.S. STARRETT COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L.S. STARRETT

COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 26, 2006

The undersigned hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the Employee Stock Ownership Plan, instructs Douglas A. Starrett, Randall J. Hylek and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plan, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Stock Savings Plan, instructs Counsel Trust Company as trustee under the 401(k) Stock Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the “Company”) to be held on the 26th day of October, 2006 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plan or the 401(k) Stock Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

SEE REVERSE SIDE	(Continued and to be marked, dated and signed, on the other side)	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE